Exhibit 10.10.5

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
LOAN AGREEMENT

          THIS THIRD AMENDMENT tO SECOND AMENDED aND RESTATED LOAN AGREEMENT(“Amendment”) is made and entered into as of February 9, 2006 by and between LOGICVISION, INC., a Delaware corporation (“Borrower”), and COMERICA BANK, successor by merger to Comerica Bank-California  (“Bank”).

RECITALS

          A.          Borrower and Bank have entered into that certain Second Amended and Restated Loan Agreement dated as of February 9, 2004, as amended by that certain First Amendment to Second Amended and Restated Loan Agreement dated as of December 29, 2004 and that certain Second Amendment to Second Amended and Restated Loan Agreement dated as of January 31, 2005 (collectively, the “Loan Agreement”) pursuant to which Bank has agreed to extend and make available to Borrower certain credit facilities.

          B.          Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

          C.          Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

          D.          This Amendment, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded are hereinafter collectively referred to as the “Loan Documents.”

AGREEMENT

          Now, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Agreement as follows:

                       1.          Definitions.  Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

                       2.          Limited Waiver.  Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of Borrower set forth herein, Bank hereby waives the violation of the following financial covenants for the indicated periods:

Financial Covenant	Frequency	Actual ($ 000’s)/ Time Period	Required ($ 000’s)

Unrestricted Cash (Section 6.7)	Quarterly	$14,175/September 30, 2005	$20,000 (minimum)
Unrestricted Cash (Section 6.7)	Quarterly	$10,696/December 31, 2005	$20,000 (minimum)
Maximum Net Loss (minimum net profit) (Section 6.10)	Rolling 2Q	($5,473)/December 31, 2005	+$1 (minimum)

          This waiver is one-time only, is limited precisely as written, and shall not be deemed to be a consent to the breach of the above-referenced covenants for any other time period, or the breach of any other covenant.

                       3.          Amendments to Loan Agreement.

                                    a.          The definition of “Credit Extension” contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          “Credit Extension” means each Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for the benefit of Borrower hereunder.

                                    b.          The definition of “Revolving Line” contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          “Revolving Line” means a credit extension of up to One Million Dollars ($1,000,000).

                                    c.          The definition of “Revolving Maturity Date” contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          “Revolving Maturity Date” means February 28, 2007.

                                    d.          Section 2.1(b) of the Loan Agreement is hereby deleted.

                                    e.          Section 2.1(d) of the Loan Agreement is amended (a) by deleting “$1,000,000” in the tenth line thereof and substituting “$2,000,000” therefor and (b) by deleting “$100,000” in the thirteenth line thereof and substituting “$200,000” therefor.

                                    f.          Section 6.6 of the Loan Agreement (“Principal Depository”) is hereby amended and restated in its entirety to read as follows:

          “6.6          Principal Depository.  Borrower shall maintain its principal depository, operating, and investment accounts with Bank or Bank’s Affiliates.”

                                    g.          Section 6.7 of the Loan Agreement (“Unrestricted Cash”) is hereby amended and restated in its entirety to read as follows:

          “6.7          Unrestricted Cash.  Borrower shall maintain a balance of unrestricted cash and cash equivalents (including securities which have a maturity of two years or less if they are considered “Available for Sale” or “Held-to-Maturity” Investments” under GAAP and Financial Accounting Standards Board 115), minus Indebtedness to Bank, of at least Five Million Dollars ($5,000,000) during each fiscal quarter.”

                                    h.          Section 6.8 of the Loan Agreement (“Total Liabilities-Tangible Net Worth”) is hereby amended and restated in its entirety to read as follows:

          “6.8          Total Liabilities-Tangible Net Worth.  Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities less Deferred Revenue to Tangible Net Worth of not more than 1.00 to 1.00.”

                                    i.          Section 6.10 of the Loan Agreement (Quarterly Net Loss; Profitability) is hereby deleted.

                                    j.          Section 7.3 of the Loan Agreement is amended by deleting “Ten Million Dollars ($10,000,000)” from clause (iv) thereof and substituting therefor “One Million Dollars ($1,000,000)”.

                                    k.           Section 7.13 of the Loan Agreement is amended by deleting “Four Million Dollars ($4,000,000)” therefrom and substituting therefor “Seven Hundred and Fifty Thousand Dollars ($750,000)”.

                                    l.          The Bank’s address set forth in Section 10 of the Loan Agreement is hereby amended as follows:

“If to Bank:	Comerica Bank
75 East Trimble Road
Mail Code 4770
San Jose, CA 95131
FAX: (408) 556-5091

with a copy to:	Comerica Bank
Technology & Life Sciences Division
226 Airport Parkway
1st Floor, M/C 4120
San Jose, CA 95110
Attn: Guy Simpson
FAX: (408) 451-8569”

                                    m.          Section 11 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          “11.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.

                            This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.  THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

                            In the event the jury trial waiver set forth above is not enforceable, the parties elect to proceed under the following Judicial Reference Provision.

                                 (a)          With the exception of the items specified in clause (b), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

                                 (b)          The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

                                 (c)          The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.  Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

                                 (d)          The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

                                 (e)          The referee will have power to expand or limit the amount and duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

                                 (f)          Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

                                 (g)          The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference.  Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive.  The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee.  The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                                 (h)          If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration.   The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

                                 (i)          THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENTOR THE OTHER COMERICA DOCUMENTS.”

                                              n.          Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

                                 4.          Representations And Warranties.  Borrower represents and warrants that its representations and warranties in the Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower.  Borrower further represents and warrants that, as of the date hereof after giving effect to this Amendment, no Event of Default has occurred and is continuing.

                                 5.          Full Force And Effect; Entire Agreement.  Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect.  This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.  The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates.  Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Loan Agreement or any other Loan Document as in effect prior to the date hereof.

                                 6.          Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.  This Amendment is effective as of the date first above written; provided that, as a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

                                              (a)          this Amendment, duly executed by Borrower;

                                              (b)          an amendment fee equal to $3,500, which shall be nonrefundable;

                                              (c)          all reasonable Bank Expenses incurred through the date of this Amendment, including but not limited to, reasonable attorneys’ fees incurred in connection with this Amendment; and

                                              (d)          such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

BORROWER:

LOGICVISION, INC.,
a Delaware corporation

By:	/s/ Bruce M. Jaffe

Name:	Bruce M. Jaffe
Title:	Vice President and Chief Financial Officer

B ANK:

COMERICA BANK

By:	/s/ Guy Simpson

Name:	Guy Simpson
Title:	Vice President

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:       COMERICA BANK
FROM: LogicVision, Inc.

          The undersigned authorized officer of LogicVision, Inc. hereby certifies that in accordance with the terms and conditions of the Second Amended and Restated Loan Agreement dated as of February 9, 2004 between Borrower and Bank, as amended (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Company prepared financial statements (Consolidated and Consolidating)	Quarterly within 45 days	Yes	No
Annual (CPA Audited; Consolidated and Consolidating)	FYE within 90 days	Yes	No
10K and 10Q	On the date of delivery to the Securities Exchange Commission	Yes	No
Company prepared cash balance statement	Monthly within 30 days	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis:
Minimum Unrestricted Cash	$5,00,000	$__________	Yes	No
Total Liabilities / Tangible Net Worth	1.00 : 1.00	_______: 1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received by:

Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE
AUTHORIZED SIGNER

Date:
TITLE

Compliance Status Yes No

DATE